Exhibit 99.1

BayCom Corp Announces Completion of Acquisition of Uniti Financial Corporation

WALNUT CREEK, California, May 28, 2019 – BayCom Corp (NASDAQ: BCML) ("BayCom" or the "Company"), the parent company of United Business Bank, announced today that effective May 24, 2019, it completed its previously announced acquisition of Uniti Financial Corporation (‘Uniti”), headquartered in Buena Park, California and the merger of Uniti Bank, the bank subsidiary of Uniti, into United Business Bank. Under the terms of the merger agreement, BayCom will pay aggregate consideration to Uniti shareholders of 1,115,006 shares of BayCom common stock and $35.5 million in cash. For each share of Uniti common stock, each Uniti shareholder will receive $2.30 in cash and 0.07234 shares of BayCom’s common stock with cash to be paid in lieu of any fractional shares. Uniti shareholders will receive information shortly on how to exchange their Uniti shares for BayCom shares.

“We at Unit Financial Corporation are pleased and excited about becoming a part of BayCom and having the advantage of their size, number of branches, and diverse package of products and services to offer our clients. The merger has already had a very positive effect on the value of our shareholders’ investment.” said Yong Oh, Chairman of the Board, of Uniti Financial Corporation.

George Guarini, President and Chief Executive Officer of BayCom, said: “We are extremely pleased and proud to be able to announce the consummation of this acquisition. It marks the second acquisition since completing our IPO in May 2018. The addition of the three Uniti Bank offices in Los Angeles strengthens our Southern California presence and is expected to enhance our financial performance, capital growth and future expansion plans. With this acquisition the United Business Bank has total assets exceeding $1.8 billion, 25 offices and a capital base of more than $240.0 million. We expect to continue to find suitable acquisition candidates and look forward to the continued execution of our business strategy.”

Guarini further stated, “We welcome the clients, employees and shareholders of the former Uniti Bank and Uniti Financial Corporation and look forward to continuing to make the United Business Bank story one that we are proud of.”

BayCom was assisted by Dave Muchnikoff, Silver Freedman, Taft & Tiernan LLP for legal services and the fairness opinion from Tom Mecredy, Vining Sparks. Uniti Financial Corporation was assisted by Young H. Park, Esq for legal services and Greg Gersack, Fig Partners, for investment bank services and the issuance of a fairness opinion.

About BayCom Corp

BayCom, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington and New Mexico. United Business Bank also offers business escrow services and facilitates tax free exchanges through its Bankers Exchange Division. United Business Bank is an Equal Housing Lender and a member of FDIC. BayCom Corp is traded on the NASDAQ under the symbol “BCML”. For more information, go to www.unitedbusinessbank.com.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to BayCom. BayCom does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect BayCom's operating and stock price performance. Statements in this communication other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the recent mergers of BayCom with Uniti and Bethlehem Financial Corporation might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; future acquisitions by BayCom of other depository institutions or lines of business; changes in general economic conditions and conditions within the securities market; legislative and regulatory changes; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; increased competitive pressures; changes in management's business strategies; and other factors described in BayCom's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC that are available on our website at www.unitedbusinessbank.com and on the SEC's website at www.sec.gov.

Contact:

BayCom Corp

Keary Colwell

Chief Financial Officer and

Senior Executive Vice President

(925) 476-1805

Email: kcolwell@ubb-us.com